                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of FirstCom Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of AT&T Latin America Corp. for the registration of shares of its Class A common stock to the incorporation by reference therein of our report dated February 14, 2000, with respect to the consolidated financial statements and schedule of FirstCom Corporation included in its Annual Report (Form 10-K/A, Amendment No. 2) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


July 19, 2000
Miami, Florida

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 26, 1999, with respect to the financial statements of Netstream Telecom Ltda., included in the Proxy Statement of FirstCom Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of AT&T Latin America Corp. for the registration of shares of its Class A common stock.


                         Ernst & Young Auditores Independentes S.C.


                                   /s/ Pedro L. Siqueira Farah

                                            Partner





Sao Paulo, Brazil
July 19, 2000